                                                                       Exhibit 5


[LOGO OF FIRST
 DATA CORP.
 APPEARS HERE]


April 7, 1997


401 Hackensack Avenue
Hackensack, New Jersey 07601


        Re: Registration Statement of Form S-3
            of First Data Corporation
            ----------------------------------

Ladies and Gentlemen:

    I refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by First Data Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to $750,000,000 aggregate initial public offering price of (a) shares of its common stock, par value $.01 per share ("Common Stock"), (b) shares of its preferred stock, par value $1.00 per share ("Preferred Stock"), in one or more series, and
(c) unsecured debt securities ("Debt Securities", and, collectively with the Common Stock and Preferred Stock, the "Securities"). The Securities were authorized for issuance, offering and sale by the Board of Directors of the Company by resolutions duly adopted on December 12, 1996 (the "Resolutions"). The Debt Securities specified as Senior Securities in the applicable prospectus supplement (as supplemented by any applicable pricing supplement relating thereto, the "Prospectus Supplement") will be issued under an Indenture dated as of March 26 1993 between the Company and Norwest Bank Minnesota, National Association, as Trustee (such Indenture, as amended from time to time, the "Senior Indenture"). The Debt Securities specified as Subordinated Securities in the applicable Prospectus Supplement will be issued under an Indenture dated as of April 1, 1996 between the Company and The Bank of New York, as Trustee (such Indenture as amended or supplemented from time to time the "Subordinated Indenture"). All capitalized terms not otherwise defined herein have the meaning set forth in the Registration Statement.

        I am familiar with the proceedings to date with respect to the proposed issuance and sale of the Securities and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for my examination.

        Based on the foregoing, it is my opinion that:

        1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

        2. The Common Stock will be legally issued, fully paid and non-assesable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the issuance and sale of the Common Stock shall have been approved in accordance with the Resolutions as contemplated by the Registration Statement and any applicable Prospectus

First Data Corporation
April 7, 1997
Page 2

Supplement and (iii) certificates representing the Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (but not less than the par value) in accordance with the applicable underwriting, purchase or similar agreement.

        3. Each series of Preferred Stock will be legally issued, fully paid and non-assesable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the terms of such series of Preferred Stock shall have been established and approved in accordance with the Resolutions, as contemplated by the Registration Statement and any applicable Prospectus Supplement, (iii) a Certificate of Designations setting forth the terms of such series of Preferred Stock shall have been executed, acknowledged, filed and recorded and shall have become effective in accordance with Section 103 of the General Corporation Law of the State of Delaware, and (iv) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (but not less than the par value) in accordance with the applicable underwriting, purchase or similar agreement.

        4. The Company has the corporate power and authority to execute and deliver the Senior Indenture and the Subordinated Indenture and has the corporate power and authority to authorize and sell the Debt Securities.

        5. Each of Senior Securities will be legally issued and binding obligations of the Company when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the Senior Indenture including any necessary supplemental indenture, shall have been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), (iii) any necessary supplemental indenture to the Senior Indenture shall have been duly executed and delivered by the Company and the trustee thereunder (iv) the terms of such series of Senior Securities shall have been established and approved in accordance with the Resolutions as contemplated by the Registration Statement, any applicable Prospectus Supplement and the Senior Indenture, and
(v) such series of Senior Securities shall have been duly executed and authenticated as provided in the Senior Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

        6. Each series of Subordinated Securities will be legally issued and binding obligation of the Company when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the Subordinated Indenture, including any necessary supplemental indenture, shall have been qualified under the TIA, (iii) the Subordinated Indenture, including any necessary supplemental indenture to the Subordinated Indenture, shall have been duly executed and delivered by the Company and the trustee thereunder, (iv) the terms of such series of Subordinated Securities shall have been established and approved in accordance with the Resolutions, as contemplated by the Registration Statement, any applicable Prospectus Supplement and the Subordinated Indenture, and (v) such series of Subordinated Securities shall have been duly executed and authenticated as provided in the Subordinated Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

First Data Corporation
April 7, 1997
Page 3


        The opinions set forth in paragraphs 5 and 6 are subject to the qualification that enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors rights, (ii) general principals of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) any requirement that a claim with respect to any Debt Security denominated in other than U.S. dollars (or a judgement denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law and (iv) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit. For purposes of paragraphs 5 and 6, I have assumed the due authorization, execution and delivery of the Senior Indenture and the Subordinated Indenture, as the case may be, by the applicable trustee.

        I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to the application of the securities or blue sky laws of the various states to the sale of any Securities.

        This opinion is limited to the General Corporation law of the State of Delaware. For purposes of rendering the opinions contained in paragraphs 5 and 6 as to the enforceability of the Senior Securities and the Subordinated Securities, respectively, I have assumed that the substantive laws of the State of New York are identical to the substantive laws of the State of Nebraska. The opinion and statements expressed herein are as of the date hereof. I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstance which may hereafter come to my attention with respect to such opinions and statements, including any changes in applicable law which may hereafter occur.

        I hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the reference made to me under the heading "Legal Matters" set forth in the prospectus forming a part of the Registration Statement.


                        Very truly yours,

                        /s/ Thomas A. Rossi

                        Thomas A. Rossi, Esq.
                        Associate General Counsel